                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------



         Date of Report (DATE OF EARLIEST EVENT REPORTED): JULY 16, 2002
                                                           -------------


                            ANIKA THERAPEUTICS, INC.
 ------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



               MASSACHUSETTS                            000-21326                      04-3145961
-----------------------------------------       ------------------------          --------------------
        (STATE OR OTHER JURISDICTION            (COMMISSION FILE NUMBER)              (IRS EMPLOYER
             OF INCORPORATION)                                                     IDENTIFICATION NO.)


               236 WEST CUMMINGS PARK, WOBURN, MASSACHUSETTS 01801
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (781) 932-6616
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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         ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On July 16, 2002 Anika Therapeutics, Inc. (the "Company") engaged PricewaterhouseCoopers LLP as its principal independent auditor for the fiscal year ending December 31, 2002. Arthur Andersen LLP served as the Company's principal independent auditor for the fiscal years ended December 31, 2000 and 2001. The decision to engage PricewaterhouseCoopers LLP as the Company's new principal independent auditor was recommended by the Audit Committee and approved by the Company's Board of Directors.

         During the fiscal years ended December 31, 2000 and 2001 and the subsequent interim period through July 16, 2002, PricewaterhouseCoopers LLP was not engaged as either the principal accountant to audit the Company's financial statements or as an independent accountant to audit any of the Company's consolidated subsidiaries, nor was PricewaterhouseCoopers LLP consulted by the Company or someone on its behalf with respect to either (i) the application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement with Arthur Andersen LLP or any reportable events described in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K, respectively.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          ANIKA THERAPEUTICS, INC.



Date: July 22, 2002                       /s/ Charles H. Sherwood
                                          -------------------------------------
                                          Charles H. Sherwood
                                          Chief Executive Officer and President